ITEM 77C - Matters Submitted to a Vote of Security Holders
At a special meeting of shareholders held on July 11, 2013, shares were voted as follows on the proposal presented to the shareholders:

Approval of an Agreement and Plan of Reorganization relating to HighMark Diversified Money Market Fund pursuant to which HighMark Diversified Money Market Fund would transfer all of its assets.



                                          No. of Shares
HighMark Diversified Money Market Fund

For                                   1,626,969,928.407
Against                                  18,751,824.380
Abstain                                   2,653,521.270
Total                                 1,648,375,274.057


At a special meeting of shareholders held on July 11, 2013, shares were voted as follows on the proposal presented to the shareholders:

Approval of an Agreement and Plan of Reorganization relating to HighMark U.S. Government Money Market Fund pursuant to which HighMark U.S. Government Money Market
Fund would transfer all of its assets.



                                           No. of Shares
HighMark U.S. Government Money Market Fund

For                                      339,098,786.023
Against                                   15,394,703.280
Abstain                                      470,773.445
Total                                    354,964,262.748


At a special meeting of shareholders held on July 11, 2013, shares were voted as follows on the proposal presented to the shareholders:

Approval of an Agreement and Plan of Reorganization relating to HighMark Treasury Plus Money Market Fund pursuant to which HighMark Treasury Plus Money Market
Fund would transfer all of its assets.





                                           No. of Shares
HighMark Treasury Plus Money Market Fund

For                                       56,626,008.910
Against                                      544,630.860
Abstain                                          112.000
Total                                     57,170,751.770